Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made and entered into by and between Vape Holdings, Inc. (“Vape”), on the one hand, and HIVE Ceramics, LLC (“HIVE”), and Kyle Tracey (“Tracey”), on the other hand (together, the “Parties” and individually, a “Party”), effective on the date last signed below.

WHEREAS, HIVE has asserted that Vape is in default on two Convertible Promissory Notes (the “HIVE Notes”) held in the name of HIVE, one for $250,000 and one for $50,000 for a total of $300,000 in principal (the “HIVE Obligations”). The term “HIVE Obligations” for purposes of this Agreement shall include all obligations, financial or otherwise, to HIVE or any of HIVE’s affiliates, subsidiaries, and agents, other than Kyle Tracey;

WHEREAS, on or about February 28, 2014, Vape entered into an agreement with HIVE in which Vape acquired certain assets from HIVE, which assets are described in Exhibit “A” hereto (the “HIVE Assets”);

WHEREAS, the HIVE Obligations are secured by the HIVE assets currently held by Vape;

WHEREAS, Tracey has asserted that Vape owes him, personally, approximately $200,000.00 which is represented by lines of credit obtained by various affiliates of HIVE, monies owed to IP licensees, as well as monies owed in royalties pursuant to a consulting agreement between Vape and Tracey (the “Tracey Obligations”). The term “Tracey Obligations” for purposes of this Agreement shall include all obligations, financial or otherwise, to Tracey or any of Tracey’s affiliates, subsidiaries, and agents, other than HIVE;

WHEREAS, it is now the intention of the Parties to fully and finally resolve and settle any and all past, existing, and potential claims, demands, grievances, penalties, causes of action, and rights of appeal, both known and unknown, between Vape and HIVE with respect to the HIVE Obligations and Vape and Tracey with respect to the Tracey Obligations;

WHEREAS, the Parties wish to enter into this Agreement without any admission of liability of any kind by either Party, and with the understanding that a bona fide dispute exists regarding the HIVE Obligations and the Tracey Obligations;

NOW, THEREFORE, in consideration of the mutual promises, representations, and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all Parties, the Parties stipulate and agree as follows:

1.            Consideration to HIVE. As consideration for this Agreement, HIVE shall receive the following:

1.1        Vape will use its best efforts to arrange for the purchase and/or assignment of One Hundred Thousand Dollars ($100,000.000) of the HIVE Notes in exchange for One Hundred Twenty Thousand Dollars ($120,000.00).

1.2        The balance of the HIVE Notes (i.e., Two Hundred Thousand Dollars ($200,000.00)) shall be restated in a Convertible Promissory Note (the “Restated HIVE Note”) in the principal amount of Two Hundred Thousand Dollars ($200,000.00) with the same general terms and conditions as the HIVE Notes but with a term of one (1) year and the principal amount of the Restated HIVE Note shall be convertible, at the option of Tracey, into common stock of Vape at $.001 per share. Vape will also use its best efforts to establish, within one hundred twenty (120) days of the Effective Date, a share reserve with Vape’s Transfer Agent in an amount equal to or greater than the number of shares issuable upon conversion of the Convertible Promissory Note referenced herein (the “Share Reserve”). The Parties hereto acknowledge that Vape does not currently have the authorized shares necessary to establish the Share Reserve.

1.3        Vape will indemnify and hold HIVE harmless from any liabilities and claims related to HIVE Assets, HIVE products and this Settlement Agreement.

2.            Consideration to Tracey. As consideration for this Agreement, Tracey shall receive the following:

2.1.       Vape shall enter into the Convertible Promissory Note attached hereto as Exhibit B (the “Tracey Note”) in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) with a term of one (1) year from the date of execution by Vape. There shall be no interest on the Tracey Note and the principal amount of the Tracey Note shall be convertible, at the option of Tracey, into common stock of Vape at $.001 per share. Vape will also use its best efforts to establish, within one hundred twenty (120) days of the Effective Date, a share reserve with Vape’s Transfer Agent in an amount equal to or greater than the number of shares issuable upon conversion of the Convertible Promissory Note referenced herein (the “Share Reserve”). The Parties hereto acknowledge that Vape does not currently have the authorized shares necessary to establish the Share Reserve.

2.2.       As to Tracey Obligations that are reflected on the Vape books and records as Vape debts that Tracey personally guaranteed during the time he was a Vape officer and/or director, Vape agrees that until paid in full, Vape will pay a minimum of Seven Thousand Dollars ($7,000.00) per month toward the Tracey Obligations.

2.3.       Vape will indemnify and hold Tracey harmless from any liabilities and claims related to the HIVE Assets, HIVE products and this Settlement Agreement.

3.            Default

3.1.       Events of Default. The occurrence of any of the following will be an “Event of Default”:

3.1.1.      Failure to pay or perform. Vape’s failure to perform any of its obligations hereunder within fifteen (15) calendar days of receiving written notice from HIVE and/or Tracey of the failure to perform; or

3.1.2.      Damage or encumbrance of HIVE Assets. Without limiting HIVE’s remedies under this Agreement, the attachment, execution, levy, loss, theft, damage, destruction, or encumbrance respecting any of the HIVE Assets without HIVE’s prior express written consent (unless such event is fully insured and the loss payable actually satisfies the obligations in favor of HIVE as required by this Agreement).

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3.2.       HIVE’s Remedies Upon Default. Without limiting all other rights and remedies of HIVE under this Agreement, HIVE may pursue any legal or equitable remedy available to it to collect or enforce Vape’s obligations hereunder, including the following:

3.2.1.      Acceleration. HIVE may at its option declare all or any part of the unpaid amounts owed hereunder immediately due and payable without presentment, demand or notice, which are hereby waived by Vape, and to enforce this Agreement and obtain a monetary judgment.

3.2.2.      Litigation. Notwithstanding the other provisions of this Agreement, HIVE may file suit in state or federal court for injunctive relief or other provisional remedy in connection with a default, including for specific performance by Vape of its obligations hereunder. HIVE agrees to post a bond if required by the Court.

3.2.3.      Repossession of the HIVE Assets. HIVE may take possession of any HIVE Assets not already in its possession without demand and without legal process. Upon HIVE’s demand, Vape will assemble and/or make the HIVE Assets available to HIVE as HIVE may direct. For this purpose, Vape grants to HIVE the right, for this purpose, to enter into or on any premises where HIVE Assets may be located.

3.2.4.      Default Interest. Following the occurrence and during the continuation of an Event of Default arising out of Vape’s failure to pay any of payments due under this Agreement, interest at a default rate equal to the greater of (a) ten percent (10.00%) per annum or (b) the maximum rate of interest permitted by applicable law, shall accrue on all past-due amounts.

3.3.       Vape’s Remedies Upon Default. Vape may pursue any legal or equitable remedy available to it to enforce HIVE’s obligations hereunder, including filing suit for injunctive relief or other provisional remedy in connection with a default.

4.            Releases

4.1.       Release of Vape by Tracey. In consideration for the mutual promises, representations, and covenants herein, the sufficiency of which is hereby acknowledged, Tracey, on behalf of himself and his heirs, estate, executors, administrators, agents, beneficiaries, trustees, legal and other representatives, successors and assigns, hereby fully and completely releases and forever discharges Vape, its past and present officers, directors, shareholders, board members, representatives, divisions, parents, subsidiaries, predecessors, affiliates, successors, assigns, representatives, employees, assigns and agents, and any and all of them (collectively, the “Vape Released Parties”), from any and all claims, complaints, charges, causes of action, demands, sums of money, covenants, contracts, agreements, promises, liabilities, controversies, grievances, damages, debts and expenses, or judgments of any nature whatsoever, in law or in equity, whether known or unknown, which Tracey ever had or now may have against the Vape Released Parties or any of them, related to, in connection with, or arising out of the HIVE Obligations and the Tracey Obligations (the “Tracey Released Claims”).

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4.2.       Release of Tracey by Vape Released Parties. In consideration for the mutual promises, representations, and covenants herein, the sufficiency of which is hereby acknowledged, the Vape Released Parties, on behalf of themselves, fully and completely release and forever discharge Tracey and his estate, executors, administrators, agents, beneficiaries, trustees, legal and other representatives, successors and assigns (the “Tracey Released Parties”), from any and all claims, charges, complaints, causes of action, demands, sums of money, covenants, contracts, agreements, promises, liabilities, controversies, grievances, damages, debts and expenses, or judgments of any nature whatsoever, in law or in equity, whether known or unknown, which Vape ever had or now may have against Tracey related to or arising out of the Tracey Obligations and the HIVE Obligations (the “Vape Released Claims”).

4.3.       Release of Vape Released Parties by HIVE Release Parties. In consideration for the mutual promises, representations, and covenants herein, the sufficiency of which is hereby acknowledged, the HIVE Released Parties (as defined below), on behalf of themselves, fully and completely release and forever discharge Vape and its past and present officers, directors, shareholders, board members, representatives, divisions, parents, subsidiaries, predecessors, affiliates, successors, assigns, representatives, employees, assigns and agents, and any and all of them (collectively, the “Vape Released Parties”), from any and all claims, charges, complaints, causes of action, demands, sums of money, covenants, contracts, agreements, promises, liabilities, controversies, grievances, damages, debts and expenses, or judgments of any nature whatsoever, in law or in equity, whether known or unknown, which the HIVE Released Parties ever had or now may have against the Vape Released Parties related to or arising out of the Tracey Obligations and the HIVE Obligations (the “HIVE Released Claims”).

4.4.       Release of HIVE by Vape Released Parties. In consideration for the mutual promises, representations, and covenants herein, the sufficiency of which is hereby acknowledged, the Vape Released Parties, on behalf of themselves, fully and completely release and forever discharge HIVE and its past and present officers, directors, shareholders, board members, representatives, divisions, parents, subsidiaries, predecessors, affiliates, successors, assigns, representatives, employees, assigns and agents, and any and all of them (collectively, the “HIVE Released Parties”), from any and all claims, charges, complaints, causes of action, demands, sums of money, covenants, contracts, agreements, promises, liabilities, controversies, grievances, damages, debts and expenses, or judgments of any nature whatsoever, in law or in equity, whether known or unknown, which Vape ever had or now may have against HIVE related to or arising out of the Tracey Obligations and the HIVE Obligations (the “Vape Released Claims”).

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4.5.       Release of Unknown Claims. Each of the Parties acknowledges that it has been advised by his/its attorneys concerning, and is familiar with, California Civil Code Section 1542 and hereby expressly waives any and all provisions, rights, and benefits conferred by that section and by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to the provisions of Section 1542, which reads as follows:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in ITS favor at the time of executing the release which, if known by him/her, may have materially affected ITS settlement with the debtor.”

Notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release, discharge and hold harmless of the claims herein described, each of the Parties expressly acknowledges that this release, discharge and hold harmless is intended to include all claims, including those which the Parties do not know or suspect to exist in his/its favor at the time of his/its signature, and that this release, discharge and hold harmless will extinguish any such claims.

4.6.       No Pending Actions. Each of the Parties represents that, as of the date of this Agreement, it has not initiated, filed, prosecuted or pursued any claim, complaint or charge against the Vape Released Parties/Tracey with any federal, state or local court, agency or association, or any arbitral body.

5.            Agreement to Arbitrate.

5.1.       Vape, HIVE and Tracey hereby mutually agree that any and all disputes arising out of or relating to this Agreement will be subject to resolution only through final and binding arbitration in accordance with the then applicable Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services (“JAMS”), as modified by applicable law and the terms of this Agreement. The Parties acknowledge that, at the time they signed this Agreement, the then-applicable JAMS rules were posted on the JAMS website at www.jamsadr.com, and that all Parties had an opportunity to review them. The claims covered by this Paragraph 4 include any and all of the Released Claims.

5.2.       A demand for arbitration giving notice of any claim sought to be arbitrated must be filed with JAMS within the limitations period established by applicable state law, or if the dispute raises issues that would support federal jurisdiction, by applicable federal law. The arbitration will take place in Los Angeles County, California. The arbitrator must render a written arbitration decision that reveals the essential findings and conclusions on which the decision is based. Judgment on the Award may be entered in any court having jurisdiction.

5.3.       The Parties acknowledge and agree that, by agreeing to arbitration, they are waiving their right to a jury trial and any right they may have to bring claims hereunder as a class or representative action (either in court or in arbitration) or to participate in such an action.

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6.            Representations and Warranties: Other Agreements

6.1.       Non-Waiver

6.1.1.      Any forbearance of a Party in exercising any right or remedy hereunder or otherwise afforded by applicable law shall not be a waiver of or preclude the existence of any right or remedy. The acceptance by HIVE of payments of any sum payable hereunder after the due date of such payment shall not be a waiver of HIVE’s rights to remedies.

6.1.2.      No waiver, express or implied, by any Party of any breach or default in performance by the other Party of its obligations under this Agreement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Agreement.

7.            General Provisions.

7.1.       Authorization. By signing this Agreement, each Party represents and warrants that he/it has full authority to enter into this Agreement and to bind himself/itself to this Agreement.

7.2.       Assignment. The Parties represent and warrant that they have not assigned or transferred to any person or entity, any claim or right released, granted or conveyed pursuant to this Agreement, and the Parties covenant and agree that neither party may assign any rights or benefits under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.3.       Voluntary Agreement. The Parties acknowledge that they have read and understand this Agreement, and have had a full opportunity to review and reflect upon the terms of this Agreement and to consult with legal counsel prior to executing this Agreement, and that their signatures are freely, voluntarily and knowingly given.

7.4.       Entire Agreement. The Parties agree that this Agreement as well as an Exhibits hereto, supersedes any prior arrangements, agreements or contracts, whether written, oral or implied (in law or fact), between them, that it contains the entire understanding and agreement between the Parties regarding the subject matter hereof, and that it cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement executed by all Parties.

7.5.       Choice of Law and Venue. This Agreement shall be governed by the laws of the State of California without regard to choice of law or conflicts of law principles. Any dispute, arbitration or otherwise, shall be brought in the appropriate forum located in Los Angeles County, California except as may otherwise agreed to by the Parties.

7.6.       Costs. Except as otherwise expressly set forth herein, each Party shall bear its own costs and expenses, including any and all legal fees, incurred in connection with this Agreement.

7.7.       Severability. If one or more terms or provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be fully enforceable in accordance with its terms.

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7.8.       Construction of this Agreement. The Parties acknowledge and agree that this Agreement is the result of arm’s-length negotiations between the Parties with equal bargaining power. In addition, each Party has been represented by experienced and knowledgeable legal counsel, and have each had a full opportunity to review this Agreement and to make or negotiate any changes they deem necessary. Accordingly, no provision of this Agreement shall be interpreted or construed against any Party based on the claim that that Party or its legal representative drafted that particular provision, and each party hereby waives any rule of law or legal decision relating to interpretation against the drafter.

7.9.      Notices. Notices required by this Agreement shall be communicated by email and by any form of overnight mail or in person to:

(a)       If to Kyle Tracey:

Kyle Tracey

9570 SW Ventura Ct.

Portland, OR 97223

(b)        If to HIVE:

HIVE Ceramics, LLC

Attention: Kyle Tracey, Managing Member

9570 SW Ventura Ct.

Portland, OR 97223

(c)        If to Vape:

Vape Holdings, Inc.

Attention: Ben Beaulieu, President/CEO

5304 Derry Ave., Suite C

Agoura Hills, CA 91301

With a copy to:

Horwitz + Armstrong, LP

Attention: Larry Horwitz, Esq.

14 Orchard, Suite 200

Lake Forest, CA 92630

7.10.     Headings. The titles and subtitles of the various sections and paragraphs of this Agreement are inserted for convenience and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants and conditions of this Agreement.

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7.11.     Counterparts. This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument. Signatures exchanged by facsimile or.pdf shall be valid and effective as original signatures.

IN WITNESS WHEREOF, on the dates specified below, the last date of which shall be deemed the “Effective Date”, the Parties execute this Agreement with the intent to be bound by its terms and conditions.

Vape Holdings, Inc.		HIVE Ceramics, LLC

By:	/s/ Ben Beaulieu	By:	/s/ Kyle Tracey
	Ben Beaulieu, President/CEO		Kyle Tracey, Managing Member

April 28, 2017		April 28, 2017
Date		Date

Kyle Tracey

		By:	/s/ Kyle Tracey
Kyle Tracey, personally

April 28, 2017
Date

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EXHIBIT A

SCHEDULE OF ASSETS

1. Any and all inventory, samples, purchase orders and related assets associated with the “HIVE Ceramics” vaporization element product;

2. Any and all intellectual property of “HIVE Ceramics”, including but not limited to trademarks, service marks, trade names, logos, patents, patent applications, goodwill and related intellectual property associated with the Product;

3. USPTO Patent Pending Application Number 61924220 and all right, title and interest thereto;

4. The hiveceramics.com website and social media accounts owned by Seller and any hardware, software, source and object code base, code and revisions, versioning system contents thereof, design, schemes, structures, database content and images, registered names, domain names and intellectual property related to the hiveceramics.com website owned by Seller;

5. Any and all client and distribution lists;

6. Any and all contracts with clients and vendors; and

7. Any and all equipment related to the Product.

Reproduced from https://www.sec.gov/Archives/edgar/data/1455819/000121390014001221/f8k022814ex2i_vapeholdings.htm

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EXHIBIT B

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

Up To: $150,000.00	State of California April 28, 2017

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Vape Holdings, Inc., a Delaware corporation (“Maker”), hereby promises to pay to Kyle Tracey (the “Holder,” and together with Maker, the “Parties”), the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) together with all accrued and unpaid interest thereon, if any, fees incurred or other amounts owing hereunder, all as set forth below in this Convertible Promissory Note (this “Note”).

1.          Principal and Interest. There shall be no interest on the unpaid principal balance of this Note. The entire unpaid principal balance and all accrued and unpaid interest, if any, under this Note, shall be due and payable on the date that is one (1) year from the date hereof (the “Note Maturity Date”).

2.          Payment. Unless prepaid, all principal and accrued interest under this Note is payable in one lump sum on the Note Maturity Date. All payments of interest, in any, and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, if any, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to Holder at the address furnished to Maker for that purpose.

3.           Prepayment. Maker, in its sole and absolute discretion, shall have the right, but not the obligation, to prepay all or any portion of this Note at any time during its term. However, in the event Maker makes a partial or complete prepayment, Maker shall pay Holder a thirty percent (30.0%) penalty on the then outstanding principal balance of the Note. For illustration purposes only, if the principal balance at the time of prepayment is $150,000 and Maker is prepaying $100,000, then Maker shall pay $130,000 in order to retire the $100,000.. Such prepayments on this Note shall be applied first to accrued, unpaid interest, if any, and thereafter to reduce the outstanding principal amount.

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4.          Conversion.

(a)          Right to Convert. The Holder shall have the right and at any time following the execution of this Note to convert all or any part of the outstanding and unpaid principal and interest owing under this Note into fully paid non-assessable shares of Maker’s common stock (“Common Stock”) at the conversion price of $0.001 per share of Common Stock (the “Conversion Price”) (a “Conversion”). Upon Conversion, the Holder shall deliver the original Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Maker whereby the Holder agrees to indemnify the Maker from any loss incurred by it in connection with this Note) for cancellation at the closing; provided, however, that upon satisfaction of the conditions set forth in this Section 4(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b)         Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon Conversion of this Note. Before Holder shall be entitled to convert the Note into shares of Common Stock pursuant to Paragraph 4(a), the following must occur: (a) Maker shall use its best efforts, but in no event later than one hundred twenty (120) days from the date Maker executes this Note, to cause an increase in its authorized shares of Common Stock in order to, at a minimum, meet Maker’s reserve obligations under this Note as well as any other Maker convertible notes where a reserve is required; (b) Holder shall surrender the Note at the office of the Maker or of any transfer agent for such Common Stock; and (c) Holder shall give written notice by mail, postage prepaid, to the Maker at its principal corporate office, of the election to convert the same and the amount of principal and/or interest, if any, being converted. Such Conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note.

(c)          Adjustments for Reorganizations, Mergers, Reclassifications or Similar Events. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, merger, reclassification or otherwise, then the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of the Maker deliverable upon Conversion of the Note shall have been entitled upon such reorganization, merger, reclassification or other event.

(d)          No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person: (a) the right to vote or to consent or to receive notice as a shareholder with respect to meetings of shareholders of the Maker or for any other matters on which shareholders are entitled to vote or receive notice, or (b) any other rights as a shareholder of the Maker, and (c) no dividends shall be payable or accrued with respect to Class A Common Stock into which this Note is convertible, in all cases until, and only to the extent that, this Note shall have been converted into Class A Common Stock as provided in this Note.

5.          Unregistered Securities; Accredited Investor. The Parties acknowledge and agree that the Securities will not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws (collectively, the “Laws”) and are being offered and sold in reliance upon exemptions from registration under the Securities Act and the Laws. Holder hereby represents and warrants to Maker, that he is an Accredited Investor as such term is defined in Rule 501 of Regulation D of the Securities Act.

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6.          Default. If any of the events specified below shall occur (each, a “Note Default”) Holder may declare the unpaid principal balance under this Note, together with all accrued and unpaid interest thereon, if any, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Maker. Any default, if curable, may be cured (and no Note Default will have occurred) if Maker, after receiving written notice from Holder demanding cure of such default, either (a) cures the default within fifteen (15) days of the receipt of such notice, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Holder deems in Holder’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Note Default:

6.1.         Failure to Pay. Maker’s failure to make any payment when due and payable under this Note (a “Payment Default”);

6.2.         Breaches of Covenants. Maker’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

6.3.         Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Maker to Holder in writing in connection with this Note, shall be false or misleading in any material respect when made or furnished; and

6.4.         Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Maker, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Maker.

7.           Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither party shall assign any of its rights hereunder without the prior written consent of the other party, except that Maker may assign this Note to any of its Affiliates without the prior written consent of Holder and, furthermore, Holder agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Maker.

8.           Governing Law and Venue. This Note shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any dispute regarding the terms or conditions of this Note shall be resolved in the County of Los Angeles, State of California.

9.           Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

10.         Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

11.         Time of Essence. Time is of the essence with this Note.

12.         Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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13.         Amendments and Waivers; Remedies. No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Maker and Holder and (ii) only in the specific instance and for the specific purpose for which made or given.

14.         Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the addresses set forth on the signature page hereto. Either party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by providing notice thereof to the other party.

15.         Counterparts. This Note may be executed in any number of counterparts, each of which is an original and all of which taken together form one single document.

16.         Final Note. This Note contains the complete understanding and agreement of Maker and Holder and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Maker and Holder with respect to the subject matter hereof. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[INTENTIONALLY BLANK – SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

MAKER:
VAPE HOLDINGS, INC.

By:	/s/ Benjamin Beaulieu
Name:	Benjamin Beaulieu
Title:	President

ACKNOWLEDGED, ACCEPTED, AND AGREED:

HOLDER:

By:	/s/ Kyle Tracey
Kyle Tracey

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